Exhibit 10.1
AMENDMENT TO THE
BELO CORP.
CHANGE IN CONTROL SEVERANCE PLAN
     Belo Corp., pursuant to authorization of the Board of Directors, adopts the following amendment to the Belo Corp. Change in Control Severance Plan (the “Plan”).
     1. Schedule A to the Plan is amended in its entirety to read as follows:

POSITION	TIER	SEVERANCE MULTIPLE
Chief Executive Officer	Tier I	2.0

Members of the Company’s Management	Tier II	1.5
Committee (other than the Chief Executive Officer)

Executive Vice Presidents and Senior Vice	Tier III	1.5
Presidents (other than Management Committee members)

Vice Presidents (not described in Tier II or Tier III)	Tier IV	1.5

     2. The foregoing amendment will be effective as of December 31, 2008.
     Executed at Dallas, Texas, this 3rd day of March, 2009.

BELO CORP.
By:	/s/ Kim S. Besse
Kim S. Besse
Vice President/Human Resources